SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – April 25, 2011

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Annual Meeting of Shareowners of Honeywell International Inc. (“Honeywell” or the “Company”) held on April 25, 2011, the Company’s shareowners approved both the 2011 Stock Incentive Plan of Honeywell International Inc. and its Affiliates (the “Stock Incentive Plan”) and the Honeywell International Inc. Incentive Compensation Plan for Executive Employees, Amended and Restated Effective as of January 1, 2011 (the “Incentive Compensation Plan,” together with the Stock Incentive Plan, the “Plans”). The Company’s Chief Executive Officer, Chief Financial Officer, and other named executive officers are participants in the Plans.

The Stock Incentive Plan and the Incentive Compensation Plan, included as Exhibit A and Exhibit B, respectively, in Honeywell’s Definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on March 10, 2011 (the “Proxy Statement”) are incorporated by reference herein. The summary of the material terms of the Stock Incentive Plan, included under the heading “Proposal No. 5: 2011 Stock Incentive Plan of Honeywell International Inc. and its Affiliates” on pages 75 through 81 of the Proxy Statement, and the summary of the material terms of the Incentive Compensation Plan, included under the heading “Proposal No. 6: Honeywell International Inc. Incentive Compensation Plan for Executive Employees, Amended and Restated Effective as of January 1, 2011” on pages 82 through 84 of the Proxy Statement, are also incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2011	HONEYWELL INTERNATIONAL INC.

By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Vice President, Corporate Secretary and
Deputy General Counsel